Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-129892 and 333-123865 on Form S-3 and No. 333-123769 on Form S-8 of our reports dated March 1, 2006, relating to the financial statements of Franklin Bank Corp., and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form10-K of Franklin Bank Corp. for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Houston, Texas
August 31, 2007